Exhibit 23.1

                        Consent of Independent Auditors
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We consent to the incorporation by reference in the Registration Statement (Form
S-3 No. 33-97054) of Manhattan Bagel Company, Inc. and in the related Prospectus, in the Registration Statement (Form S-3 No. 333-15587) of Manhattan Bagel Company, Inc. and in the related Prospectus, in the Registration Statement (Form S-8 No. 33-93764) pertaining to the 1994 Stock Option Plan of Manhattan Bagel Company, Inc., in the Registration Statement (Form S-8 No. 333-15393) pertaining to Amendment No. 1 to the Stock Option Agreement made as of April 1, 1996 between Manhattan Bagel Company, Inc. and CRC, Inc., as amended and in the Registration Statement (Form S-8 No. 333-15577) pertaining to the 1996 Stock Option Plan of Manhattan Bagel Company, Inc. of our report dated April 24, 1998, with respect to the consolidated financial statements of Manhattan Bagel Company, Inc. and subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 1997.

                                        /s/ Ernst & Young, LLP
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Princeton, New Jersey
April __, 1998